Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into Registration Statement No. 333-229420 on Form S-8, relating to our audit of the financial statements of Micronet ltd. for the years ended December 31, 2019 and 2018, which is included in this Form 8-K/A of MICT, Inc. dated September 3, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Tel Aviv, Israel September 3, 2020	Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm